Exhibit 99.2
GUARANTY
This Guaranty (this “Guaranty”) is executed and delivered as of September 30, 2010 (the “Effective Date”) by United Dominion Realty, L.P. a Delaware limited partnership, (the “Guarantor”), in favor of (a) U.S. Bank National Association, as trustee (the “Trustee”) pursuant to that certain Indenture dated as of October 12, 2006 between UDR, Inc., a Maryland corporation (successor by merger to United Dominion Realty Trust, Inc., a Maryland corporation) (the “Company”) and the Trustee and (b) the holders of the Notes (as defined in the Indenture) issued from time to time under the Indenture whether issued prior to, on or subsequent to the Effective Date (the “Holders” and each a “Holder”). Capitalized terms used herein and not defined shall have the meanings given to such terms in the Indenture.
Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably and unconditionally guarantees to each Holder and to the Trustee and their successors and assigns (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company now or hereafter existing under the Indenture whether for principal of or interest on the Notes, (and premium if any) and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within the applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all such obligations guaranteed hereby by the Guarantor being the “Guaranteed Obligations”).
The Guarantor agrees to pay any and all fees and expenses (including reasonable attorney’s fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Guaranty with respect to the Guarantor.
Without limiting the generality of the foregoing, this Guaranty guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Company under the Indenture or the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

Guaranty Absolute. This Guaranty is irrevocable, absolute and unconditional. The Guarantor guarantees that the Guaranteed Obligations will be performed strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or the Holders with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty by the Trustee on behalf of the Holders, irrespective of whether any action is brought against the Company or any other guarantor of the Guaranteed Obligations or whether the Company or any other guarantor of the Guaranteed Obligations is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
(a) any lack of validity or enforceability of the Indenture or the Notes with respect to the Company or any agreement or instrument relating thereto;
(b) any change in the time, manner or place of payment of, or in any other term of any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Indenture;
(c) the failure to give notice to the Guarantor of the occurrence of an Event of Default under the provisions of the Indenture or the Notes;
(d) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(e) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in the Indenture or the Notes;

(f) any change in the corporate or other structure, or termination, dissolution, consolidation or merger of the Company or the Guarantor with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or the Guarantor, the marshaling of the assets and liabilities of the Company or the Guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustments of, or other similar proceedings affecting the Company or the Guarantor, or any of the assets of any of them;
(g) the assignment of any right, title or interest of the Trustee or any Holder in the Indenture or the Notes to any other Person; or
(h) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or the Guarantor, other than performance in full of the Guaranteed Obligations for the payment of money; it being the intent of the Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to the Indenture or the Notes.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. The obligations of the Guarantor under this Guaranty shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.
Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:
(a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty;

(b) any requirement that the Trustee, any Holder or any other Person exhaust any right or take any action against the Company or any other Person, or obtain any relief pursuant to the Indenture or pursue any other available remedy;
(c) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person; and
(d) any duty on the part of the Trustee or any Holder to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now known or hereafter known by the Trustee or such Holder.
Waiver of Subrogation and Contribution. Until the Indenture has been discharged, the Guarantor hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Company or any other guarantor of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee or any Holder against the Company or any other guarantor of the Guaranteed Obligations which the Trustee or any Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Trustee, and the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Indenture. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waivers set forth in this section are knowingly made in contemplation of such benefits.

The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between itself, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Guaranteed Obligations may be accelerated for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (b) in the event of any declaration of acceleration of such obligations, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guaranty.
Certain Agreements. The Guarantor covenants and agrees that, as a condition to the acceptability of this Guaranty to the Trustee and the Holders, the Guarantor will:
(a) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include paying when due all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith;
(b) preserve and maintain its existence, rights (contractual and statutory) and franchises; provided, however, that the Guarantor shall not be required to preserve any right or franchise if the general partner of the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor; and
(c) not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:
(i) the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of the Guarantor under the Notes, the Indenture and this Guaranty on the terms set forth herein or therein; and
(ii) immediately after giving effect to such transaction, no Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person as set forth above of this Guaranty, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.
Except as previously set forth herein, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of the Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Company.
No Waiver; Cumulative Remedies. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all of the rights and remedies granted in the Indenture and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or the Guarantor.
Continuing Guaranty. This Guaranty is a continuing guaranty and, except as otherwise provided herein, shall (a) remain in full force and effect until the satisfaction of the Guaranteed Obligations, (b) be binding upon the Guarantor and (c) enure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.
Severability. Any provision of this Guaranty which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Limitation on Guarantor Liability. The Guarantor, and by their acceptance of the benefits hereof, the Trustee and the Holders, hereby confirms that it is the intention of all such parties that the guaranty of the Guaranteed Obligations pursuant to this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, any fraudulent conveyance statute, or any similar federal or state law. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of Guarantor that are relevant under such laws and after giving effect to any collections from or payments made by or on behalf of Guarantor in respect of the obligations of such other Guarantor under this Guaranty, if any, result in the obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.
Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed, and to be fully performed, in such state.
Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guaranteed Obligations.
Amendments. This Guaranty may not be amended except in writing signed by the Trustee and Guarantor.
Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given in the manner set forth in the Indenture (a) to Guarantor at its address set forth below its signature hereto, (b) to the Trustee at its address for notices provided for in the Indenture, or (c) as to each such party at such other address as such party shall designate in a written notice to the other party.
Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

In Witness Whereof, Guarantor has caused this Guaranty to be executed by its duly authorized representative and delivered as of the Effective Date.

United Dominion Realty, L.P. a Delaware limited partnership

By:	UDR, Inc., a Maryland corporation, its General Partner

By:	/s/ Warren L. Troupe
Warren L. Troupe Senior Executive Vice President